REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
To the Shareholders of Changing Parameters
Portfolio and
 Board of Trustees of Northern Lights
Variable Trust


In planning and performing our audit of the financial statements of Changing Parameters Portfolio, a series of shares of Northern Lights Variable Trust, as of
December 31, 2007 and for the period October 2, 2007
 (commencement of operations) through December 31, 2007, in accordance with the standards of the Public
 Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
  Accordingly, we express no such opinion.The management of Northern Lights Variable Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management
 are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.
A Funds internal control over financial
 reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund (2) provide reasonable assurance that transactions are recorded as necessary to permit
 preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and trustees of the
 Fund and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Funds assets that could have a material effect on the financial
statements.Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over
 financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim
financial statements will not be prevented or detected on a timely basis.Our consideration of the Funds internal control over financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).  However, we
 noted no deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of December 31, 2007.
This report is intended solely for the
information and use of the shareholders of Changing Parameters Portfolio, management and the Board of Trustees of Northern Lights
Variable Trust, and the Securities and
 Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


BRIGGS, BUNTING & DOUGHERTY, LLP
Philadelphia,
Pennsylvania February 14, 2008